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                               Exhibit 10(lviii)
                               _________________

                        USLIFE CORPORATION SUPPLEMENTAL
                     EMPLOYEE SAVINGS AND INVESTMENT PLAN
                        EFFECTIVE AS OF JANUARY 1, 1994
                         (AS AMENDED JANUARY 23, 1996)


     Unless otherwise required by the context, the terms herein which are capitalized are defined in the USLIFE Corporation Employee Savings and Investment Plan (the "Savings Plan"), as from time to time amended and shall have the same meaning herein as used therein.

     1.   Purpose of the Plan
          ___________________

          This Supplemental Employee Savings and Investment Plan (the "Plan") is intended to be an unfunded, non-qualified plan of deferred compensation covering a select group of highly compensated or management employees for the purpose of providing benefits in excess of the limitations on benefits under the Savings Plan resulting from the application of section 401(a)(17) (restricting compensation to $150,000 per year, as adjusted) and section 415 (limitation on annual contributions to lesser of $30,000 or 25% of compensation as adjusted, as well as the combined plan limits), of the Internal Revenue code of 1986 as amended (the "Code") and is not intended to comply with the requirements of section 401(a) of the Code. The Plan is also intended to provide any participants in the USLIFE Corporation Deferred Compensation Plan ("Deferred Compensation Plan") with the benefits they would have received under the Savings Plan if they had not made deferrals under the Deferred Compensation Plan.
          The Plan shall be administered and construed so as to effectuate this intent.

     2.   Administration of the Plan
          __________________________

          a) The Plan shall be administered by the Executive Compensation and Nominating Committee of the Board of Directors of the Corporation (the "Committee"). The Committee shall have the authority in its sole discretion to interpret and apply the provisions of the Plan. Any decision of the Committee with respect to questions arising as to the interpretation of this Plan, including the severability of any or all of the provisions thereof, shall be final, conclusive and binding.

          b) The Committee in its discretion may delegate responsibility for the day-to-day administration of the Plan to a committee composed of three officers of the Corporation (the "Management Committee").


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     3.   Eligibility
          ___________

          The Employees eligible to participate in the Plan are Participants in the Savings Plan who are (a) a participant in the Deferred Compensation Plan for management, (b) a Vice President or above of the Corporation or a Senior Vice President or above of a USLIFE Corporation subsidiary so long as the Employee's annual compensation for Savings Plan purposes at any time is projected to exceed the 401(a)(17) earnings limitation or (c) a Vice President and above in the subsidiaries of USLIFE Corporation, so long as they are employed on or after January 1, 1995 and the Employee's Annual Compensation for Savings Plan purposes at any time is projected to exceed the 401(a)(17) earnings limitation, as adjusted from time to time.

     4.   Deferred Stock Unit Accounts
          ____________________________

          a) A deferred stock unit account shall be established in the name of each Participant. The unfunded accounts of Participants are to be credited with a Company Contribution in an amount equal to 100% of the Participant's Basic Contribution under the Savings Plan times the sum of (a) the Participant's Salary (including any amounts payable or in connection with an employment contract with the Corporation) in excess of the said 401(a)(17) earnings limitation, (b) any Salary deferred under the USLIFE Corporation Deferred Compensation Plan for management which otherwise would have been the subject of a Company Contribution under the Savings Plan, including any Salary above or below the said 401(a)(17) earnings limitation and (c) any other portion of Salary that would have been the subject of a Company Contribution under the Savings Plan but for the application of the section 415 annual contribution limitations. In the event of a Change-In-Control, Salary also includes (i) amounts which an Employee is paid or to which an Employee is entitled under any Key Executive Employment Protection Agreement, the Restricted Stock Plan or the Book Unit Plan and (ii) any regular or enhanced severance to which an employee is entitled as the result of a termination occurring within three years after a Change-In-Control or three years after the expiration of any employment contract, whichever is later. "Change-In-Control" shall mean (i) a merger or consolidation to which the Company is a party and for which the approval of any shareholders of the Company is required; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then

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               outstanding securities; (iii) a sale or transfer of
               substantially all of the assets of the Company; (iv) a liquidation or reorganization of the Company; or (v) the occurrence of any Flip Over Transaction or Event, as defined in
               Section 1.1(j) of the Amended and Restated Rights Agreement, as amended from time to time prior to the occurrence of any such transaction or event that otherwise would have previously been considered a Flip Over Transaction or Event. The amounts credited to these unfunded accounts are to be equated with common stock of USLIFE Corporation of equivalent market value as provided in 4(b) below.

          b) The number of stock units credited will be calculated by dividing the dollar amount credited to the Participant's deferred compensation account at the end of each calendar by the closing price per share of USLIFE common stock on the first trading day of the next succeeding calendar month, such stock units to be computed to four decimal places. Stock unit accounts shall be in the form of book entry accounts and no actual shares of stock or certificates therefor shall be issued or transferred to, or held under, the Plan.

          c) Dividends declared and paid from time to time in respect of USLIFE 's issued and outstanding common stock will be credited on the dividend payment date as so many additional stock units (and any fractions of a unit computed to four decimal places) as could be purchased with such dividend equivalents based on the average of the high and low sales price of USLIFE's common stock reported as New York Stock Exchange-Composite Transactions on such dividend payment date or, if no trading occurs in such stock on the dividend payment date, on the trading day immediately preceding said date. Dividend equivalents on fractions of a share will also be reinvested to create additional units.

          d) In the event that the number of outstanding shares of USLIFE common stock shall be changed by reason of split-ups, combinations, recapitalizations, stock dividends and the like, the Committee shall make such adjustments as it deems appropriate in the number of units credited to the unit accounts of Participants hereunder.


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     5.   Vesting
          _______

          A Participant will become vested in the amounts credited to his deferred stock unit account in accordance with the schedule provided in Article VI of the Savings Plan. In the event of a Change in Control, a Participant who is then employed by the Company shall fully (100%) vest immediately.

     6.   Distributions
          _____________

          Only lump-sum cash distributions are to be made. Such distributions are to be in an amount equivalent to the unfunded account value upon the Participant's termination of employment, death, retirement or disability. The amounts credited shall qualify in all respects for exclusion from the definition of the term "derivative securities" pursuant to Rule 16a-1(c) of the Securities Exchange Act of 1934 ("1934 Act") with the result that the crediting of said amounts shall be exempt from the operation of the Section 16(b) short-swing profit restrictions under the 1934 Act. In the case of the death of the Participant, the lump-sum cash distribution shall be made in accordance with the provisions applicable under Article VII of the Savings Plan when death occurs, including any beneficiary designation made under the Savings Plan.

     7.   Nonassignability
          ________________

          The benefits of a Participant (or his spouse or beneficiary as the case may be) shall not be transferable or assignable except by reason of the laws of descent and distribution.

     8.   Taxation
          ________

          If a Participant, his spouse or beneficiary, is determined to be subject to Federal income tax on any benefits under the Plan prior to the time such benefits are payable, then the entire amount of benefits payable to such person under this Plan shall be due and payable at once, in a single lump sum cash payment. A benefit shall be determined to be subject to federal income tax upon the earliest of (a) a final determination by the United States Internal Revenue Service addressed to the Participant, his spouse or his beneficiary, as the case may be which is not appealed to the courts, or (b) a final determination by the United States Tax Court or any other Federal court affirming any such determination by the Internal Revenue Service, or (c) an opinion by counsel chosen by the Company addressed to the Company that by reason of treasury regulations, amendments to the Internal Revenue Code, published Internal Revenue Service Rulings, court decisions or other substantial precedents, such benefits are subject to

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          Federal Income Tax prior to payment.  The Company shall undertake to defend, and bear the expense of, any tax claims described herein which are asserted by the Internal Revenue Service or by the taxing authority of any State or locality against any Participant, his spouse or beneficiary, including the expense of attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the State or locality, or by any court. The Company agrees to reimburse any Participant, his spouse or beneficiary for any interest or penalties in respect of Federal, State or local tax claims hereunder upon receipt of documentation of the same.

     9.   Miscellaneous
          _____________

          a) The Board of Directors of the Company reserves the right to modify this Plan from time to time, or to terminate the Plan entirely. Benefits accrued under the Plan as of the date of any amendment or termination shall not be reduced. The Plan shall automatically terminate simultaneously with the termination of the Savings Plan, in which case all benefits shall be paid as of the first day of the month coincident with or next following such event in a single lump sum cash payment.

          b) Although the Plan is intended to be an unfunded Plan, nothing contained herein shall prohibit the Company from establishing a "Rabbi Trust" for the purpose of accumulating funds to pay benefits under this Plan for any or all Participants, their spouses, or beneficiaries; provided, however, that the assets of such Rabbi Trust shall be available to the creditors of the Company if the Company is unable to pay its debts as they fall due, or bankruptcy or insolvency proceedings have been initiated by the Company's creditors or the Company itself, or by any third party, under the Bankruptcy Act of the United States or the bankruptcy laws of any state, alleging that the Company is insolvent or bankrupt. If, in accordance with the terms of a Rabbi Trust, any funds held in such trust revert back to the Company, such reversion shall not in any manner reduce or diminish the obligation of the Company under this Plan to any Participant.

          c) Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan.

          d) If upon the payment of any benefits to any person under the Plan, the Company shall be required to withhold any amounts with respect to such payment by reason of any Federal, State or local tax laws, rules or regulations, then the Company shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person

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               shall make available to the Company, promptly when requested by the Company, sufficient funds or other property to meet the requirements of such withholding, and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Company out of any funds or property due or to become due to such person, whether under this Plan or otherwise.

     10.  Claims Procedure
          ________________

          The Committee shall establish a procedure for the resolution of disputes and dispositions of claims arising under the Plan. Until modified by the Company, this procedure is as follows:

          Any Participant, former Participant, or any spouse or other beneficiary of such Participant or former Participant may, of he so desires, file with the Committee a written claim for benefits under the Plan. Within sixty (60) days after the filing of such a claim, the Committee shall notify the claimant whether his claim is upheld or denied. The Committee may, under special circumstances, extend the period of time for processing a claim by an additional sixty (60) days. If such an extension of time is required, written notice shall be furnished to the claimant or his duly authorized representative prior to the termination of the initial sixty (60) day period. Such notice will indicate the special circumstances requiring an extension. In the event the claim is denied, the Committee shall state in writing:

               a.   the specific reasons for the denial;

               b. specific references to pertinent Plan provisions on which the denial is based;

               c. a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               d. an explanation of the claim review procedure set forth in this Section 10.

          Within sixty (60) days after receipt of notice that his claim has been denied, the claimant or his duly authorized representative may file with the Committee a written request for a review hearing and may, in conjunction therewith, submit written issues and comments. The Committee shall then schedule, within sixty (60) days after the filing of such request, a full and fair hearing of the claim before the Committee. The Committee may,

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          under special circumstances, extend such period of time by an additional sixty (60) days. Prior to said hearing, the claimant or his representative shall have a reasonable opportunity to review a copy of the Plan and other pertinent documents in the possession of the Committee. The Committee shall communicate their decision in writing to the claimant within thirty (30) days after the hearing. Any claim for benefits and any request for a review hearing hereunder must be filed on forms to be furnished by the Committee upon a claimant's request.

     11.  Successors
          __________

          This Plan shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Participants in writing of its successorship. In no event shall any such transaction described herein suspend or delay the rights of Participants, spouses or beneficiaries to receive benefits hereunder.

     12.  Choice of Law
          _____________

          This Plan shall be construed in accordance with the laws of the State of New York except to the extent such laws are pre-empted by the Employee Retirement Income Security Act of 1974, as amended.